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                                                                    EXHIBIT 99.8

              THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED,
                  ASSIGNED, MORTGAGED OR OTHERWISE DISPOSED OF
                           WITHOUT THE PRIOR WRITTEN
                             CONSENT OF CCAIR, INC.


                                  CCAIR, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                               NUMBER THIRTY-FIVE
                               NOVEMBER 17, 1997

         FOR VALUE RECEIVED, the undersigned, CCAIR, Inc., a Delaware corporation (herein called the "Company"), hereby promises to issue to JAMES E. SWIGART or registered assigns (hereinafter called the "Holder"), Three Thousand and Seven Hundred and Fifty (3,750) Shares (the "Shares") of the Common Stock of the Company (the "Stock"), at an exercise price of $3.0625. The Shares will be issuable at any time on or after receipt by the Company of written notice of Holder's intent to purchase the Shares. This Warrant shall expire on November 17, 2007.

         1.      Sale of Warrant.

         This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state. This Warrant, when issued, may not be sold, transferred, pledged, assigned, mortgaged or otherwise disposed of in the absence of (a) an effective registration statement for this Warrant, under the Act, and such registration or qualification as may be necessary under the securities laws of any state, or
(b) the prior written consent of the Company, based upon an opinion of counsel satisfactory to the Company, which opinion shall be in form and substance satisfactory to the Company, to the effect that registration under the Act, and registration or qualification under the securities laws of applicable states, are not required. The Company will use reasonable efforts to register the Shares under the Act. The Company is not obligated, and does not intend to, register this Warrant under the Act.

         This Warrant shall be registered on books of the Company that shall be kept at its principal office for that purpose, and shall be transferable only on such books by the registered owner hereof in person or by duly authorized attorney under surrender of this Warrant properly endorsed, and only in compliance with the next preceding paragraph hereof.

         2.      Exercise of Warrant.

         Notice of intent to exercise this Warrant shall be delivered, in writing, to the attention of the president of the Company, at the chief executive offices of the Company at the time of delivery. Such notice must be accompanied by cash or certified or cashier's check in the amount of purchase price for the Shares. Partial exercise of this Warrant shall be permitted.
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         3.      Dilution.

         The issuance by the Company of additional shares of Common Stock or rights to acquire Common Stock, or any other transaction that has or will have the effect of increasing the number of shares of Common Stock outstanding, shall not give rise to any rights on behalf of the Holder to change the exercise price or the number of shares subject to this Warrant.

         4.      Sale of Common Stock.

         The Holder hereof agrees that it will not sell any shares of Common Stock acquired through the exercise of this Warrant for a period of twelve (12) months from the date of this Warrant, unless the Company shall waive this restriction.

         5.      Miscellaneous.

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of any Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor then outstanding in lieu of such Warrant.

         The terms of this Warrant shall be governed by and construed in accordance with the laws of the State of North Carolina.

         This Warrant shall not be valid or obligatory for any purpose until authenticated by the execution hereof by the President or a Vice President of the Company and registered upon the books of the Company as hereinabove provided.

         IN WITNESS WHEREOF, CCAIR, Inc., a Delaware corporation, has caused this Warrant to be signed in its corporate name by its President or a Vice President, by authority duly given, all as of the day and year first above written.

                                        CCAIR, INC.



                                        By: /s/ KENNETH W. GANN
                                           ------------------------------
                                        Name: KENNETH W. GANN
                                             ----------------------------
                                        Title: President & CEO
                                              ---------------------------




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